Rand Logistics Inc.

RAND LOGISTICS REPORTS RECORD EBITDA OF $13.2 MILLION FOR THE
SECOND QUARTER OF FISCAL 2009, UP 347 PERCENT

Company Posts Record EPS of $0.38 for the Quarter, $0.58 YTD

New York, NY – November 13, 2008 – Rand Logistics Inc. (Nasdaq: RLOG) (“Rand”) today announced financial and operational results for the second quarter of fiscal 2009 ended September 30, 2008.

Second Quarter Fiscal 2009 Business Highlights

•	Marine freight revenue (excluding fuel surcharges, outside charter and other surcharges) increased by 45.9% to $32.3 million, from $22.2 million in the prior year quarter

•	Vessel margins[1] increased by 176.9%, to $16.1 million, from $5.8 million in the prior year quarter due to increased operating leverage

•	EBITDA[1] increased by 347.2% to $13.2 million from $3.0 million in the second quarter of fiscal 2009

•	Fiscal 2009 EBITDA projected to meet or exceed the high end of management’s EBITDA guidance provided last quarter of $18.0 million to $19.5 million

Year To Date Fiscal 2009 Financial Results

For the six months ended September 30, 2008, marine freight revenue (excluding fuel surcharges, outside charter and other surcharges) increased 42.8% to $59.6 million, compared to $41.8 million for the same period last year.  EBITDA was $21.5 million for the six months ended September 30, 2008, compared to $5.9 million in the same period last year.  The $15.6 million increase in EBITDA was due to ongoing operational improvements, the successful integration of strategic acquisitions, vessel upgrades and infrastructure investments.

Management Comments

Scott Bravener, President and CEO of Lower Lakes, stated, “Our second quarter results illustrate the underlying strength of our business.  We achieved record EBITDA this quarter of $13.2 million, versus $3.0 million in the prior year quarter, fueled by increased freight rates, better vessel utilization and continued operating improvements.  Demand for our services in our second quarter was strong in the Great Lakes region where we operate, and we employed all twelve vessels this quarter. For the quarter ended September 30, 2008, vessel margin per day (before SG&A) equaled $14,069 versus $6,772 for the same quarter last year, an increase of 107.8%. We believe these strong operating trends will continue, as we further improve the performance of our fleet.”

1 Vessel Margin and EBITDA for the quarter ended September 30, 2007 excludes the results of the previously consolidated VIE, for which Rand received no economic benefit from earnings.

Outlook

Laurence S. Levy, Chairman and CEO of Rand, added, “Our results this quarter are indicative of the normalized earnings capability of our assets, as we continue to realize their full potential.  We believe that our business remains well protected as a result of the diversity of the end markets and customers that we serve, our low cost operating position and long-term contractual nature of our revenues.   Although end market demand has softened somewhat, we are 100% contractually committed for the balance of this sailing season and based on our existing contracts and our knowledge of customer demand, we expect that our vessels will be fully utilized for the 2009 sailing season. Year-to-date, we have generated EBITDA of $21.5 million, exceeding our internal expectations, and we believe that we will meet or exceed the high end of our previously stated EBITDA guidance of $18.0 million to $19.5 million.   The fundamentals of our business remain solid, and we continue to extract operating efficiencies from our fleet.”

Rand Logistics, Inc.
Summary Statement of Operations (Unaudited)
(U.S. Dollars 000’s except for Earnings (Loss) Per Share figures)

	Three months ended September 30		Six months ended September 30
	2008	2007	2008	2007
Revenue	$52,289	$28,877	$95,695	$54,107

Expenses
Outside voyage charter fees	6,062	2,434	12,308	4,571
Vessel operating expenses	30,357	19,783	55,911	37,100
Repairs and maintenance	-	-	888	94
	36,419	22,217	69,107	41,765
Income before general and administrative, depreciation, amortization of drydock costs and intangibles, other income and expenses and income taxes	15,870	6,660	26,588	12,342

General and administrative	2,662	2,802	5,131	4,743
Depreciation and amortization of drydock costs and intangibles	2,791	2,483	5,408	4,791
Loss (gain) on foreign exchange	(43)	(46)	(41)	(219)
	5,410	5,239	10,498	9,315
Income before interest, other income and expenses and income taxes	10,460	1,421	16,090	3,027

Net income (loss)	$4,782	$(683)	$7,098	$(1,837)
Net earnings (loss) per share – basic	$0.38	$(0.06)	$0.58	$(0.17)
Net earnings (loss) per share – diluted	$0.34	$(0.06)	$0.52	$(0.17)

Conference Call
Management will host a conference call to discuss the results at 8:30 a.m. ET on Thursday, November 13, 2008. Interested parties may participate in the conference call by dialing 800-257-2101 (303-228-2961 for international callers).  When prompted, ask for the "Rand Logistics Second Quarter Fiscal 2009 Earnings Conference Call."

A phone replay will be available from 10:30 a.m. ET on Thursday, November 13, 2008, until 11:59 p.m. ET on Saturday, November 22, 2008.  Dial 800-405-2236 (305-590-3000 for international callers) and enter the code 11122201# to access the phone replay.

The conference call will be webcast simultaneously on the Rand Logistics Inc. website at www.randlogisticsinc.com under Investors: Webcasts & Presentations.  The webcast replay will be archived for 12 months.

Reconciliation of Non-GAAP Measure to GAAP
EBITDA represents earnings before interest, income tax expense, depreciation and amortization, loss on asset disposal, and loss (gain) on foreign exchange.  EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”), is unaudited and should not be considered an alternative to, or more meaningful than, net income or income from operations as an indicator of our operating performance, or cash flows from operating activities, as measures of liquidity.  EBITDA has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation.  A reconciliation of GAAP net income to EBITDA is included in the financial tables accompanying this release.

About Rand Logistics
Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region.  Through its subsidiaries, the Company operates a fleet of ten self-unloading bulk carriers, including eight River Class vessels and one River Class integrated tug/barge unit, and three conventional bulk carriers, of which one is operated under a contract of affreightment.  The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes.  The Company’s vessels operate under the U.S. Jones Act – which dictates that only ships that are built, crewed and owned by U.S. citizens can operate between U.S. ports – and the Canada Marine Act – which requires Canadian commissioned ships to operate between Canadian ports.

Forward-Looking Statements
This press release may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) concerning the Company and its operating subsidiaries.  Forward-looking statements are statements that are not historical facts, but instead statements based upon the current beliefs and expectations of management of the Company.  Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the results included in such forward-looking statements.

CONTACT: Rand Logistics, Inc. Laurence S. Levy, Chairman & CEO Edward Levy, President 212-644-3450	-OR-	INVESTOR RELATIONS COUNSEL: The Piacente Group, Inc. Lesley Snyder (212) 481-2050 Lesley@tpg-ir.com

Rand Logistics, Inc.
Consolidated Statements of Operations (Unaudited)
(U.S. Dollars 000’s except for Earnings (Loss) Per Share figures)

	Three months ended September 30, 2008	Three months ended September 30, 2007	Six months ended September 30, 2008	Six months ended September 30, 2007
REVENUE	$52,289	$28,877	$95,695	$54,107

EXPENSES
Outside voyage charter fees	6,062	2,434	12,308	4,571
Vessel operating expenses	30,357	19,783	55,911	37,100
Repairs and maintenance	-	-	888	94
General and administrative	2,662	2,802	5,131	4,743
Depreciation	1,785	1,620	3,403	3,163
Amortization of drydock costs	566	415	1,134	773
Amortization of intangibles	440	401	871	759
Amortization of chartering agreement costs	-	47	-	96
Gain on foreign exchange	(43)	(46)	(41)	(219)
	41,829	27,456	79,605	51,080
INCOME BEFORE OTHER INCOME AND EXPENSES AND INCOME TAXES	10,460	1,421	16,090	3,027

OTHER (INCOME) AND EXPENSES
Interest expense	1,799	1,105	3,473	2,117
Interest income	(1)	(77)	(6)	(142)
Interest rate swap contracts	662	87	(572)	8
	2,460	1,115	2,895	1,983
INCOME BEFORE INCOME TAXES	8,000	306	13,195	1,044
PROVISION (RECOVERY) FOR INCOME TAXES
Current	-	10	-	(33)
Deferred	2,807	11	5,323	372
NET INCOME BEFORE MINORITY INTEREST	5,193	285	7,872	705
MINORITY INTEREST	-	(353)	-	(32)
NET INCOME	5,193	638	7,872	737
PREFERRED STOCK DIVIDENDS	411	296	774	592
STOCK WARRANT INDUCEMENT DISCOUNT	-	1,025	-	1,982
NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS	$4,782	$(683)	$7,098	$(1,837)

Net earnings (loss) per share basic	$0.38	$(0.06)	$0.58	$(0.17)
Net earnings (loss) per share diluted	$0.34	$(0.06)	$0.52	$(0.17)
Weighted average shares basic	12,436,508	11,917,519	12,271,685	10,618,842
Weighted average shares diluted	15,345,199	11,917,519	15,075,817	10,618,842

Rand Logistics, Inc.
Selected Financial Information (Unaudited)
Reconciliation of Income before Interest, Other Income and Expenses and Income Taxes to EBITDA
(U.S. Dollars 000’s)

	Three Months ended September 30, 2008			Three Months ended September 30, 2007

	Rand Logistics	Impact of		Rand Logistics	Impact of
	Inc.	FIN46R	Consolidated	Inc.	FIN46R	Consolidated

Income (loss) before interest, other income and expenses and income taxes	$10,460	-	$10,460	$831	$590	$1,421

Loss (gain) on foreign exchange	(43)	-	(43)	(46)	-	(46)
Depreciation and amortization of drydock costs and intangibles	2,791	-	2,791	2,168	315	2,483

EBITDA	$13,208	-	$13,208	$2,953	$905	$3,858

	Six Months ended September 30, 2008			Six Months ended September 30, 2007

	Rand Logistics	Impact of		Rand Logistics	Impact of
	Inc.	FIN46R	Consolidated	Inc.	FIN46R	Consolidated

Income (loss) before interest, other income and expenses and income taxes	$16,090	-	$16,090	$1,954	$1,073	$3,027

Loss (gain) on foreign exchange	(41)	-	(41)	(219)	-	(219)
Depreciation and amortization of drydock costs and intangibles	5,408	-	5,408	4,162	629	4,791

EBITDA	$21,457	-	$21,457	$5,897	$1,702	$7,599

Rand Logistics, Inc.
Consolidated Balance Sheets (Unaudited)
(U.S. Dollars 000’s except for Earnings (Loss) Per Share figures)

	September 30,	March 31,
ASSETS	2008	2008
CURRENT
Cash and cash equivalents	$8,350	$5,626
Accounts receivable, net	19,739	3,468
Prepaid expenses and other current assets	4,033	3,122
Income taxes receivable	193	193
Interest rate swap contract	154	-
Deferred income taxes	517	1,355
Total current assets	32,986	13,764

PROPERTY AND EQUIPMENT, NET	96,549	96,349
DEFERRED INCOME TAXES	15,003	20,318
DEFERRED DRYDOCK COSTS, NET	8,091	9,082
INTANGIBLE ASSETS, NET	16,428	17,979
GOODWILL	10,193	10,193
Total assets	$179,250	$167,685
LIABILITIES
CURRENT
Bank indebtedness	$13,905	$269
Accounts payable	9,492	14,985
Accrued liabilities	8,426	7,243
Acquired Management Bonus Program	463	3,000
Interest rate swap contract	844	1,274
Income taxes payable	421	422
Deferred income taxes	1,012	1,508
Current portion of long-term debt	4,580	3,521
Total current liabilities	39,143	32,222
LONG-TERM DEBT	62,977	66,896
OTHER LIABILITIES	232	-
DEFERRED INCOME TAXES	14,309	14,703
Total liabilities	116,661	113,821
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, Authorized 1,000,000 shares, Issued and outstanding 300,000 shares	14,900	14,900
Common stock, $.0001 par value, Authorized 50,000,000 shares, Issued and outstanding 12,602,893 shares	1	1
Additional paid-in capital	61,283	58,350
Accumulated deficit	(13,367)	(20,465)
Accumulated other comprehensive income (loss)	(228)	1,078
Total stockholders’ equity	62,589	53,864
Total liabilities and stockholders’ equity	$179,250	$167,685